Exhibit 2

Board Resolution

Arkin Communications Ltd.

("The Company")

RESOLVED THAT:

The signatory rights in the name of the Company, starting from 15/04/2015 Will be as follows:

The signature of the Following person:

Moshe Arkin holder of Identity Card No:

Together with the Company's stamp, or The Company's printed name Shall bind the Company for all intents and purposes.

Moshe Arkin, Sole D1rector

As an attorney, and at the request of above named the Company, I hereby certify that the above mentioned resolution was duly adopted in accordance with the Company's articles.

ניר ארקין, עורך-דין
Nir Arkin , Advocate
License No. 63453 מס' רישיון